AMENDMENT 2 TO HARDWARE PRODUCT PURCHASE AGREEMENT

This is Amendment 2 ("Amendment 2") to the Hardware Product Purchase Agreement with an Effective Date of March 15, 2010 between Active Power, Inc. ("Supplier") and Hewlett Packard Company ("HP") (hereinafter "Agreement").

WHEREAS, HP and Supplier have previously entered into the Agreement;

WHEREAS, the HP and Supplier would like to amend the Agreement as set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HP and Supplier hereby agree as follows:

I. The effective date of this Amendment 2 is April 1, 2015 ("Amendment 2 Effective Date").

2. Capitalized terms used herein, unless otherwise defined, will have the meanings set forth in the Agreement.

3. This Amendment 2 is subject to the Agreement, and in the event of any conflict between a provision of the Agreement and a provision of this Amendment 2, then the provision of the Agreement will govern, unless this Amendment expressly states otherwise with specific reference to those provisions in this Amendment that will supersede conflicting provisions in the Agreement.

4. This Amendment 2 may be executed in original, faxed, or emailed counterparts, and each counterpart will be considered an original, but all of which together will constitute one and the same instrument.

5. Section 17.3 ("Assignment'') of the Agreement is deleted in its entirety and replaced with the following:

17.3 Assignment. Neither this Agreement nor any right or duty under this Agreement or any Accepted Order may be transferred, assigned or delegated by each Party, by operation of law or otherwise, without the prior written consent of the other Party, and any attempted transfer, assignment or delegation without such consent will be void and without effect. Notwithstanding the above, HP may assign this Agreement to any affiliate or successor-in-interest including without limitation any HP Split-Up Entity. "HP Split-Up Entity" means any entity (current and future, and respective successors in interest) that results from HP's contemplated separation of its personal computer and printing businesses from its enterprise businesses as publicly announced by HP on October 6, 2014.

6. The attached Exhibit 2 is added as an exhibit and SOW to the Product Customization Module of the Agreement. For clarification, the Product Customization Module of the Agreement only applies to the Customized Products specifically listed in Exhibits l and 2 to the Product Customization Module.

7. The Product Description, Product Specifications and Pricing Module of the Agreement is deleted in its entirety and replaced with the attached Product Description and Product Specifications Pricing Module.

8. Except as expressly amended by this Amendment, all other terms and conditions of the Agreement, including any amendments thereto, shall remain in full force and effect.

Hewlett Packard Company                             HP and Active Power
Amend No. 2 to Active Power HPPA [ * ]
______________________
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

IN WITNESS WHEREOF, the authorized representatives of each party. intending to be legally bound hereby. have executed this Amendment 2 as of the Amendment 2 Effective Date. Each of the signatories below certifies that he or she is possessed of all rights and authority to execute this Amendment 2.

_______________________________________________________________________________________________

Active Power, Inc.	Hewlett-Packard Company
/s/ Mark A. Ascolese	/s/ Colin Todd
Authorized Representative	Authorized Representative
April 20, 2015	4/22/2015
Date	Date
Mark A. Ascolese	Colin Todd
Printed Name	Printed Name
President and CEO	Vice President EG Global Supply Management
Printed Title	Printed Title

Hewlett Packard Company                             HP and Active Power
Amend No. 2 to Active Power HPPA [ * ]
______________________
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

Exhibit 2
To tbe Product Customization Module

The following arc Customized Products:

Part Number:	Description:
[ * two-page table omitted]

Hewlett Packard Company                             HP and Active Power
Amend No. 2 to Active Power HPPA [ * ]
______________________
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

Product Description and Product Specifications Module

This Module contains additional provisions related to Product description(s) and Product Specifications.

I. Additional Products and any changes to HP part numbers and Product Specifications may be documented by the Parties and set forth in: (1) an amendment to this Module, or (2) in a written notification (email) or an electronic Request For Quote process that: (i) identifies the Product; and (ii) at HP's option, identifies this Agreement.

2. Product will conform to the Product Specifications listed in Table I below.

3. In addition, Supplier warrants that its manufacture and provision of any [ * ] and/or Product that contains a [ * ], if any, complies with the HP Specifications pertaining to [ * ] identified on the HP Supplier Handbook located at https://h20168.www2.hp.com/supplierextranet/index.do.

Table 1: Product Description and Product Specifications

Part Number:	Description:
[ * three-page table omitted]

Hewlett Packard Company                             HP and Active Power
Amend No. 2 to Active Power HPPA [ * ]
______________________
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.